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                                                               [LETTERHEAD]
December 13, 1999

Mr. Robert A. Hammond
CEO
Partsbase.com
7171 N. Federal Highway
Boca Raton, Fl 33487

Dear Mr. Hammond:

Please find enclosed a copy of the License Agreement between Partsbase.com and Tradex Technologies, Inc. for youR files.

If you have any questions, please feel free to contact Michael Murray at 813-349-7464.

Sincerely,

 /s/ Julie M. Johnson

Julie M. Johnson
Executive Assistant

Enclosure


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                           TRADEX TECHNOLOGIES, INC.
                           SOFTWARE LICENSE AGREEMENT
--------------------------------------------------------------------------------
THIS SOFTWARE LICENSE AGREEMENT is made and entered into as of the 3rd day of December, 1999 ("Effective Date"), by and between TRADEX TECHNOLOGIES, INC., a Delaware corporation ("TRADEX") and PartsBase.com, a Florida corporation ("Licensee").

In consideration of the covenants and conditions hereinafter set forth, the parties agree as follows:

1.    DEFINITIONS.

(a) "Advertising or Marketing Revenues" shall mean all charges, markups and fees charged for advertisement and sponsorship in a Marketplace.

(b)   "Approved Market" shall have the meaning set forth in Schedule A.

(c) "Documentation" shall mean user manuals and other written materials that relate to the Software, as updated from time to time, and which are identified by TRADEX as "Documentation."

(d) "Employee" shall mean employees, subcontractors, and consultants of Licensee with authorized access as Users to Licensee's copy of the Software for use of the Software on behalf of Licensee only.

(e) "Fees" shall mean all sums payable by Licensee to TRADEX under this Agreement.

(f) "Governor" shall mean a User with the particular user functionality and permissions set forth and defined in the User's Manual including any limitations described therein.

      "Initiation Revenues" shall mean all initial charges, markups and fees charged for a third party to participate as a Marketplace User in the Marketplace.

(h) "Licensee Applications" shall mean software (and any documentation thereof) developed by Licensee, which utilize the Software API's and are designed to electronically interface and interact with the Software and which provide functionality separate and apart from the Software functionality.

(i) "Marketplace" shall mean an on-line trading community established with the Software where Marketplace Users may conduct Transactions.

(j) "Marketplace Revenues" shall mean all gross revenues generated from the Marketplace including, without limitation: (i) Transaction Revenues; (ii) Subscription Revenues; (iii) Initiation Revenues; and (iv) Advertising or Marketing Revenues.

(k) "Marketplace User" shall mean a User that is either a Buyer, Supplier, Trader or Observer with the particular user functionality and permissions set forth and defined in the User's Manual including any limitations described therein.

(l)   "Payment Report" shall have the meaning set forth in Schedule A.

(m) "Software" shall mean the computer programs listed on Schedule A, in object code form only, on machine readable media.

(n) "Software API" shall mean the application programming interfaces for the Software, including all accompanying documentation thereof.

(o) "Subscription Revenues" shall mean all on-going periodic charges, markups and fees charged for a third party to participate as a Marketplace User in the Marketplace.

(p) "Third Party End User" shall mean a User other than an Employee who is permitted limited access to the Software as a Marketplace User under this Agreement and has agreed to and abides by terms and conditions substantially similar to the Third Party End User Agreement Terms and Conditions set forth in Schedule B.

(q) "Transaction" shall mean an individual purchase order issued using the Software as set forth and described in the User's Manual.

(r) "Transaction Revenues" shall mean all charges, markups and fees charged to a third party for Transactions, or other transaction events, performed by Marketplace Users in the Marketplace.

(s) "Update" shall mean new program code, object code form only, on machine readable media, that is designed to be compatible with any upgrade version or new release of any operating system, and which may include, but is not limited to, modifications, corrections and enhancements which improve performance and add additional capabilities or which otherwise improve the existing functionality of the Software that has an increase in the version number to the right of the decimal point (for example, from x.2 to x.3), at TRADEX's sole discretion.

(t) "Upgrade" shall mean an Update that has an increase in the version number to the left of the decimal point (for example, from 3.xx to 4.xx), at TRADEX's sole discretion.

(u) "User" shall mean an individual user with authorized access to the Software.

(v) "User Interface" shall mean the Java applet downloaded in the User's browser which allows access to the Software functionality set forth in the User's Manual.

(w) "User's Manual" shall mean the user manual for the Software which gives instructions and describes the functionality of the Software, as updated from time to time, and which is identified as "TRADEX User's Manual."

2.    GRANT OF LICENSE; OWNERSHIP.

      2.1. During the term and subject to the terms and conditions set forth in this Agreement and the limitations in Schedule A, TRADEX grants to Licensee a non-exclusive, non-transferable license to use the Software and Documentation ("License") to create, maintain and operate a Marketplace solely within the Approved Market. Upon consenting to the terms of the Third Party End User License Agreement (attached as Schedule B), Third Party End Users are granted a license to access the User Interface of the Software only as necessary to participate as Marketplace Users but not for purposes of hosting, modifying or otherwise maintaining the Software. Third Party End Users cannot participate as a Governor in either a direct or indirect Marketplace nor use the Software in a manner that would constitute control of the Marketplace. Only Employees shall participate as Governor and use the Software to establish and collect Marketplace Revenues on behalf of Licensee. Third Party End Users shall not use the Software to directly or indirectly charge, establish, receive or collect Marketplace Revenues. Licensee may make one copy of the Software in machine-readable, object code form, for backup purposes only. The License granted to Licensee under this Agreement is


TRADEX Software License Agreement v.2.0                 1
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conditioned upon the timely payment by Licensee of all Fees.

      2.2. All right, title and interest in and to the Software and all copies thereof are and shall remain the exclusive property of TRADEX. No implied license or right of any kind is granted to Licensee regarding the Software. Except as expressly set forth in this Agreement, Licensee shall not and shall not allow third parties to reproduce, copy, market, sell, distribute, transfer, translate, modify, adapt, disassemble, decompile, or reverse engineer the Software or obtain possession of any source code or other technical material relating to the Software. Licensee's rights may not be transferred, leased, assigned or sublicensed. No service bureau work, multiple-user license, or time-sharing arrangement is permitted, provided, however, Licensee's use of the Software to host an authorized Marketplace for use by Third Party End Users, in accordance with the terms of this Agreement, shall not be considered a prohibited service bureau, multiple-user license or time-sharing arrangement.

      2.3. At Licensee's request, TRADEX will disclose certain Software API's to Licensee (as deemed appropriate in TRADEX's sole discretion) solely for Licensee's use in developing Licensee Applications. Licensee may use the Software API's for no other purpose. Licensee's license to develop Licensee Applications using the Software API's will not include, implicitly or otherwise, either ownership of, or the right to incorporate or distribute, any Proprietary Information. In return, Licensee agrees that Licensee will not sublicense, re-market, lease, license or allow any third party to use any Licensee Applications, except that the foregoing restrictions shall not apply to the use of the Licensee Applications by authorized Third Party End Users for use in Licensee's Marketplace only. All Software API's shall be considered "Proprietary Information" as defined below.

3. PAYMENT TO TRADEX. Licensee shall pay TRADEX all [ILLEGIBLE] set forth in Schedule A. Licensee shall pay any shipping costs, taxes, other duties, tax penalties, or amounts in lieu thereof, however designated, now or hereafter levied or based on payments due under this Agreement, any license granted hereunder, the transfer, use or receipt of the Software or the Software storage media, exclusive of taxes based upon TRADEX's net income. Unless otherwise specified in Exhibit A, payment for all Fees and charges is due and payable in full within thirty (30) days of Licensee's receipt of TRADEX's invoices. Payments received beyond thirty (30) days will result in a late charge equal to the lesser of one and one-half percent (1.5%) interest fee per month until paid or the maximum amount allowable under applicable law. All prices and payments are in U.S. dollars unless otherwise indicated.

4.    LICENSEE OBLIGATIONS.

      4.1. Licensee, not TRADEX, shall perform and furnish to its Users all necessary support for the Software. Such support includes, but is not limited to, installation, training and telephone support. Except pursuant to the terms of the Maintenance and Support Plan attach hereto as Schedule D or as otherwise agreed by the parties in writing (collectively "Support Services"), Licensee shall not receive any support services from TRADEX nor receive Upgrades or Updates. Licensee shall inform its Users of the prohibitions in this Agreement against unauthorized access, use and copying of the Software, including screen displays, and shall use its best efforts to enforce such prohibitions.

      4.2. The Software is designed for use with the equipment and accessories specified in the Documentation. TRADEX assumes no responsibility under this Agreement for obtaining or providing such equipment. Licensee is also responsible for ensuring a proper environment and proper utilities for the computer system on which the Software will operate. TRADEX assumes no responsibility under this Agreement for converting Licensee data files for use with the Software.

      4.3. Licensee shall indemnify, defend and hold TRADEX harmless from and against any claims and liability to third parties and against any and all costs (including reasonable attorneys' fees) arising out of: (i) Licensee's breach of any of its obligations under this Agreement; (ii) any misrepresentation relating to the Software by Licensee; (iii) a breach by Licensee of any third-party agreements relating to the Software; or (iv) any claim related to Licensee's or any third party's use of the Software.

      4.4. Licensee shall, at its expense, comply with all laws and regulations governing its performance hereunder and use of the Software including, without limitation, laws relating to import and export of the Software. Except as otherwise provided herein, Licensee shall bear all of the costs associated with the performance of its duties under this Agreement.

      4.5. Licensee shall obtain the consent of every Third Party End User with access to the User Interface to the Third Party End User Agreement or other agreement containing terms no less restrictive than the terms of this Agreement and terms substantially in conformance with the terms and conditions set forth in Schedule B. A "click wrap" acceptance of the Third Party End User Agreement will be acceptable in lieu of a hand-signed Third Party End User Agreement.

      4.6. Licensee shall prominently display the "Powered by TRADEX" logo, attached hereto as Schedule C, in each application screen of the Software displayed to Marketplace Users. The "Powered by TRADEX" logo will be placed in the Navigational Bar for the Admin Interface and in the lower left hand corner for the Self Service Interface as those screens are defined in the User's Manual.

      4.7. Licensee shall limit use of and access to the Software to Employees that are directly involved in the operation or maintenance of the Software by Licensee.

      4.8. The parties agree to jointly issue a press release to the public within thirty (30) days from the Effective Date, including pertinent quotes from the executive management of both parties. Licensee's executive Management team will make themselves reasonably available for interviews from potential customers of TRADEX. Interviews with industry analysts relating to Licensee's use of TRADEX software will be available following the press release referred to above.

           4.9. During the term of this Agreement, Licensee grants TRADEX a limited, non-exclusive right to place Licensee's trademarks and logos on TRADEX's web site and marketing materials solely for the purpose of identifying Licensee as a user of the Software.

           4.10. TRADEX and Licensee will cooperate in good faith to author and publish a case study relating to the Software in html and print formats including pertinent quotes and photographs from the executive management of each party.

5. TRADEMARKS AND COPYRIGHT NOTICES. Licensee shall not use any trademark, trade name, service mark or service name of TRADEX, except in connection with the promotion and support of the Software, pursuant to the terms and conditions of this Agreement and, only if TRADEX has previously consented in writing to the manner of such use and approved the materials in which it will appear. Without the prior written approval of TRADEX, Licensee shall not, on its own initiative, take any action to register any trademark, trade name, service mark or service


TRADEX Software License Agreement v.2.0                 2
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

name of TRADEX and, if such registration is undertaken, such registrant shall immediately assign the registered name or mark to TRADEX. Licensee agrees to maintain and respect the copyright notices of the Software and the Documentation in connection with its use thereof. Licensee shall not remove, obscure or deface any trademark, copyright notice or similar mark or notice in the Software or Documentation.

6. LIMITED WARRANTY. TRADEX warrants to Licensee that, during the first thirty (30) days following the initial delivery of the Software to Licensee:
(i) the Software as delivered by TRADEX will perform substantially in accordance with the Documentation in effect when the Software is delivered to Licensee, (ii) the Software as delivered by TRADEX is Year 2000 Compliant (as defined below) and is free from viruses or other damaging or malicious code, and (iii) the magnetic media on which the Software is furnished to Licensee free of defects in materials. "Year 2000 Compliant" means that the Software will: (i) report and display all dates, including dates occurring before and after the year 2000, with a four-digit date; and (ii) handle all leap years, including, but not limited to, the Year 2000 leap year, correctly; provided, however, that TRADEX shall not be responsible or liable for any date errors caused or contributed to by any third party software, operating systems, or hardware. EXCEPT AS SPECIFICALLY SET FORTH IN THIS SECTION, THE SOFTWARE AND ALL RELATED SERVICES ARE PROVIDED BY TRADEX "AS-IS". TRADEX SPECIFICALLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY, ACCURACY AND FITNESS FOR A PARTICULAR PURPOSE. Without limiting the foregoing, TRADEX does not warrant that the Software or Licensee's use thereof will meet Licensee's requirements or be uninterrupted or error free. TRADEX shall not be liable for claims under the foregoing warranty if Licensee fails to provide written notice of such claim prior to expiration of the warranty period. TRADEX's sole obligation and liability under this warranty shall be to replace or correct the defective Software or media, or, at the option of TRADEX, to refund the License Fee for the Software upon return or destruction of all copies of the Software and its associated documentation by Licensee.

7.  LIMITATION OF LIABILITY.

    7.1. TRADEX'S LIABILITY FOR ANY CLAIM RELATING IN ANY MANNER TO THE SOFTWARE OR THIS AGREEMENT, REGARDLESS OF THE TYPE OR NATURE OF THE ACTION, SHALL BE LIMITED TO LICENSEE'S DIRECT DAMAGES NOT EXCEEDING THE AMOUNT PAID TO TRADEX BY LICENSEE HEREUNDER FOR USE OF THE SOFTWARE. IN NO EVENT SHALL TRADEX BE LIABLE FOR ANY LOSS OF USE, DATA OR PROFITS OR INDIRECT, SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, WHETHER IN AN ACTION IN CONTRACT, TORT OR OTHERWISE, EVEN IF TRADEX HAS BEEN SPECIFICALLY ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. TRADEX shall not be liable to any third party for loss of profits, goodwill, lost computer time, destruction, damage or loss of data, or any other indirect, incidental or consequential damages, whether based in contract, tort or otherwise, even If TRADEX has been advised of the possibility of such damages.

    7.2. NO ACTION, REGARDLESS OF FORM, ARISING OUT OF THE TRANSACTIONS UNDER THIS AGREEMENT MAY BE BROUGHT BY LICENSEE MORE THAN ONE (1) YEAR AFTER THE CAUSE OF ACTION HAS ACCRUED.

    7.3. For the purpose of this Section 7 (Limitation of Liability), "TRADEX" shall mean TRADEX and its affiliates, officers, shareholders, contractors, licensors, agents and endorsers.

8.  PROPRIETARY INFORMATION; PROTECTION OF SOFTWARE.

8.1. In the performance of this Agreement, either party may disclose to the other certain Proprietary Information. For the purposes of this Agreement,
(i) "Proprietary Information" means Trade Secrets and Confidential Information; (ii) "Trade Secrets" means trade secrets as defined under
Article 27 of Chapter 1 of Title 10 of the Official Code of Georgia Annotated; and (iii) "Confidential Information" means information that is of value to its owner and is treated as confidential other than Trade Secrets. Proprietary Information includes, without limitation, the Software and Documentation, all financial information, Licensee's Payment Reports, business plans, customer lists, procedures, formulas, discoveries, inventions, improvements, innovations, concepts and ideas. The receiving party agrees to hold the Proprietary Information disclosed by the other party in strictest confidence and not to, directly or indirectly, copy, use, reproduce, distribute, manufacture, duplicate, reveal, report, publish, disclose, cause to be disclosed, or otherwise transfer the Proprietary Information for any purpose whatsoever other than as expressly provided by this Agreement.

    8.1. Both parties acknowledge and agree that the Proprietary Information shall remain the sole and exclusive property of the disclosing party or a third party providing such information to the disclosing party. The disclosure of the Proprietary Information does not confer upon the receiving party any license, interest, or rights of any kind in or to the Proprietary Information, except as expressly provided under this Agreement. Subject to the terms set forth herein, the receiving party shall protect the Proprietary Information of the disclosing party with the same degree of protection and care the receiving party uses to protect its own Proprietary Information, but in no event less than reasonable care. With regard to Trade Secrets, the obligations in this Section shall continue for so long as such information constitutes a Trade Secret. With regard to Confidential Information, the obligations in this Section shall continue for the longer of (i) the duration dictated under governing law, or (ii) the term of this Agreement and for a period of five (5) years thereafter.

    8.2. Nothing in this Section shall prohibit or limit the receiving party's use of information if (i) at the time of disclosure hereunder such information is generally available to the public; (ii) after disclosure hereunder such information becomes generally available to the public, except through breach of this Agreement by the receiving party; (iii) the receiving party can demonstrate such information was in its possession prior to the time of disclosure by the disclosing party; (iv) the information becomes available to the receiving party from a third party which is not legally prohibited from disclosing such information; (v) the receiving party can demonstrate the information was developed by or for it independently without the use of such information; or
(vi) if disclosure is required under applicable law or regulation.

    8.3. Neither party shall disclose the terms of this Agreement except (i) as required by applicable law or regulation, (ii) to its employees and agents with a need to know such terms, or (iii) in connection with a potential merger or sale of all or substantially all of its assets; provided that the receiving party agrees in writing to be bound by the restrictions of this Agreement.

9.  INTELLECTUAL PROPERTY INDEMNIFICATION.

    9.1. TRADEX agrees to defend and hold Licensee harmless against any liability or claim that the Software infringes a United States copyright or trade secret, and will pay resulting costs,


TRADEX Software License Agreement v.2.0   3
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damages and attorneys' fees finally awarded, provided that: (i) Licensee promptly notifies TRADEX of any such claim; (b) Licensee provides TRADEX with all information and assistance necessary to defend or settle such liability or claim; and (c) TRADEX has sole control of the defense and all related settlement negotiations. If such liability or claim occurs, or in TRADEX'S opinion is likely to occur, Licensee agrees to permit TRADEX, at its option and expense but without obligation to do so, either to procure for Licensee the right to continue using the Software or to replace or modify the same so that they become non-infringing and provide similar functionality. If neither of the foregoing alternatives are reasonably available to TRADEX as determined in its sole discretion, then TRADEX may terminate this Agreement upon thirty (30) days written notice to Licensee, and shall refund the Fees received by TRADEX in the twelve (12) months prior to such termination. This Section states the entire obligation of TRADEX and the sole remedy of Licensee with respect to infringement or claims of infringement of patents, copyrights, and trade secrets.

    9.2. TRADEX shall have no obligation to defend Licensee or to pay any costs, damages or attorney's fees for any claim based upon use of other than an unmodified release of the Software if such infringement relates to the use of the Software with hardware, Software or other items where such infringement would have been avoided by the use of the Software alone.

10. TERM AND TERMINATION.

    10.1. This Agreement shall remain in force unless terminated as provided herein.

    10.2. Either party shall have the right to terminate this Agreement: (i) in the event that the other party breaches any provision of this Agreement and fails to cure such breach within sixty (60) days after receiving written notice of termination specifying the alleged breach; (ii) immediately upon written notice, in the event Licensee shall breach any provision of Sections 2, 4.3, 4.7, 5 or 8. Additionally, TRADEX shall have the right to terminate this Agreement: (i) immediately if Licensee fails to make any payment obligation due hereunder and continues to be delinquent for a period of thirty (30) days after receipt of written notice of non-payment, or (ii) immediately in the event that the Licensee becomes insolvent, files or is forced to file any petition in bankruptcy, or makes an assignment for the benefit of its creditors.

    10.3 Licensee shall have the right to terminate this Agreement for any reason upon sixty (60) days written notice to TRADEX.

11. CONSEQUENCES OF TERMINATION. Upon termination of this Agreement for any reason:

    (a) Licensee's License to use the Software shall immediately terminate and Licensee shall promptly return and deliver to TRADEX or destroy all Software and Documentation and all other Proprietary Information of TRADEX. Within ten (10) days from the date of any such termination, Licensee shall provide TRADEX with a signed written statement by an officer of Licensee certifying that Licensee has not retained any copies of (i) the Software, (ii) the Documentation, (iii) any licensing, delivery or technical information regarding the Software, or (iv) any other Proprietary Information of TRADEX;

    (b) all Fees due to TRADEX from Licensee shall remain due and payable in accordance with the terms hereof;

    (c) Licensee shall cease using any TRADEX trade names, trademarks, service marks and service names;

    (d) Licensee shall immediately cease all use of the Software and shall advise all of its Users to return or destroy those portions of the Software distributed by Licensee to such Users;

    (e) Any and all provisions or obligations contained in this Agreement which by their nature or effect are required or intended to be observed, kept or performed after termination of this Agreement will survive the termination of this Agreement and remain binding upon and for the benefit of the parties, their successors and permitted assignees including, without limitation, Sections 2.3, 3, 4.3, 4.7, 7, 8, 11, 12 and 13.

12. REPORTING AND AUDIT.

    12.1. Licensee shall use the Software in a manner consistent with its Fee payment obligations set forth in Schedule A. Licensee agrees to maintain complete and adequate records relating to the calculation and payment of Fees to TRADEX and submit Payment Reports to TRADEX as set forth in Schedule A.

    12.2. Licensee agrees to maintain complete and appropriate records of the location of each copy of the Software. Licensee shall provide TRADEX with the right, upon reasonable notice, to physically inspect Licensee's equipment and Software as necessary to confirm the Payment Reports and Licensee's compliance with the terms of this Agreement. Licensee agrees to allow a mutually acceptable independent certified public accountant to audit and analyze the records of Licensee upon which the Payment Reports are based. Any such audit shall be permitted by Licensee within thirty (30) days of TRADEX's written request during normal business hours and at times mutually agreed upon by Licensee and TRADEX. Audits shall be made no more frequently than twice every twelve (12) months, and shall not unreasonably interfere with Licensee's business activities. In the event an audit performed by TRADEX should establish an underpayment of greater than five (5) percent of the payment owed TRADEX for any particular period, Licensee shall be responsible for reimbursement of reasonable, verifiable costs related to the performance of the subject audit by the independent certified public accountant.

13. MISCELLANEOUS.

    13.1. FORCE MAJEURE. Neither party to this Agreement shall be liable to the other party for any delays in the performance of its obligations or duties due to acts of God, strikes, transportation delays, fires, floods, riots, political uprisings or revolutions, labor disputes, freight embargoes, shortage of labor, inability to secure fuel or power at reasonable prices or on account of shortages thereof, laws or acts of any Federal, state or local government affecting the Software or the conduct of the parties, including export licensing restrictions or other export restrictions, or any other such causes beyond such party's reasonable control, except in no event shall this paragraph apply to any payments due to TRADEX hereunder.

    13.2. TRADEX'S LICENSORS. TRADEX may make modifications to the terms of this Agreement, provided that any such changes do not materially lessen Licensee's rights and entitlements hereunder, to reflect accurately a material change in the terms of a license agreement ("Supplier Agreement") between TRADEX and its licensor of technology to TRADEX which is incorporated into the Licensed Materials. TRADEX shall inform Licensee of any such modifications by transmitting a copy of the material changes subject to ninety (90) days prior written notice.

    13.3. ASSIGNMENT. Licensee shall not have the right to assign or otherwise transfer its rights or obligations under this Agreement including, without limitation, by operation of law,



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merger, acquisition or otherwise, except that Licensee, in connection with the sale of all or substantially all of its assets, shall be entitled to transfer its rights and obligations under this Agreement, in their entirety, to an acquiring entity so long as such acquiring entity is not a competitor of TRADEX in its business as a developer and/or distributor of business to business e-commerce software solutions. In the event of such acquisition, TRADEX and Licensee shall renegotiate the Annual License Fee, based upon the size and nature of the acquiring entity, which agreed upon Annual License Fee shall not exceed $500,000 annually for the Aerospace Vertical Market. Any such prohibited assignment shall be void and of no effect. Subject to the above, this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

    13.4. AMENDMENT OR MODIFICATION. No amendment to or modification of this Agreement shall be binding upon either party unless such amendment or modification is reduced to writing, dated and executed by the parties to this Agreement and it is identified by the parties to be an amendment to this Agreement.

    13.5. NOTICES. Unless otherwise provided herein, all notices given under this Agreement shall be effected either by personal delivery in writing, by facsimile or by mailing to the addresses via air mail, postage prepaid (and sending it certified mail, return receipt requested, if such service is available) to the addresses and facsimile numbers listed with the parties' signatures below, or at such other address as shall have been given to the other party in writing for the purposes of this clause. A copy of any notice to TRADEX shall also be sent to: TRADEX Technologies, Inc., attn: Director of Licensing, Tradex Technologies, Inc. 11625 Rainwater Drive, Building 500 Suite 200 Alpharetta, GA 30004. Notices shall be deemed to be received as of the date of actual receipt; or if mailed, notices shall be deemed to be received as of the earlier of actual receipt or seven (7) days after mailing; or if sent by facsimile, notices shall be deemed to be received the day following the day of sending.

    13.6. WAIVER. No failure or delay of any party to exercise any right or remedy hereunder shall operate as a waiver thereof, nor shall any exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy granted hereby or by any related document or by law. No waiver of any breach of any provision of this Agreement shall be effective unless made in writing, identified in such writing by the parties as a waiver pursuant to this paragraph, and signed by the party alleged to have waived.

    13.7. CONSTRUCTION. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity and shall not invalidate the remainder of such provision or the remaining provisions of this Agreement which shall continue in full force and effect. This Agreement shall be interpreted using the English language, which shall control in the event of any conflict of interpretation. Headings of particular Sections are inserted only for convenience and are not to be considered a part of this Agreement or be used to define, limit or construe the scope of any term or provision of this Agreement. Should any provision of this Agreement require judicial interpretation, the parties agree that the court or arbitrators construing the same shall not apply a presumption that the terms of this Agreement shall be more strictly construed against one party than against another.

    13.8. COUNTERPARTS. This Agreement may be executed in more than one counterpart and each such counterpart shall be deemed to be an original.

    13.9. ENTIRE AGREEMENT. This Agreement, including all attached Schedules, constitute the entire agreement and understanding between the parties in reference to its subject matter and any and all previous agreements, discussions, promises, representations, and understandings between the parties relative thereto are merged herein and superseded hereby. Licensee represents that it has not relied upon any representation of TRADEX in entering into this Agreement, which is not expressly set forth in this written Agreement. Licensee represents to TRADEX that any representation made by TRADEX to Licensee which is not set forth herein is not material to Licensee.

    13.10. RELATIONSHIP OF THE PARTIES. This Agreement does not create and shall not be construed as creating any relationship of agency, partnership, or employment between the parties. The parties enter this Agreement as, and shall remain, independent parties and independent contractors. Except as otherwise provided in this Agreement, no party shall have the right or authority to assume, create, or enlarge any obligation or commitment on behalf of any other, and shall not represent itself as having the authority to bind any other in any manner.

    13.11. RIGHTS ARE CUMULATIVE. Except as otherwise limited herein, the rights and remedies of the parties set forth in this Agreement are cumulative and are in addition to all other rights and remedies (whether civil, criminal, equitable, or otherwise) which they may have in law or in equity.

    13.12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, without regard to its laws governing conflicts of laws. The parties agree that the United Nations Convention on Contracts for the International Sale of Goods shall not apply in any respect to this Agreement or the parties. The parties agree that the exclusive venue for all actions relating in any manner to this Agreement shall only be in a federal or state court of competent jurisdiction located in Fulton County, Georgia. Each party consents and submits to the personal jurisdiction of such courts and irrevocably waives any and all defenses inconsistent with this Section. The prevailing party in any dispute between the parties shall recover its reasonable attorneys' fees and costs from the non-prevailing party.

    13.13. EQUITABLE RELIEF. The parties also acknowledge that (i) any use or threatened use of the Software, or (ii) any other misuse of the Proprietary Information of either party will cause immediate irreparable harm to the non-breaching party for which there is no adequate remedy at law. Accordingly, the parties agree that the non-breaching party shall be entitled to immediate and permanent injunctive relief from a court of competent jurisdiction in the event of any such breach or threatened breach. The parties hereby waive the defense that the non-breaching party has or will have an adequate remedy at law for any such breach or threatened breach. The parties agree and stipulate that the non-breaching party shall be entitled to such injunctive relief without posting a bond or other security; provided however that if the posting of a bond is a prerequisite to obtaining injunctive relief, then a bond in the amount of $1,000.00 shall be sufficient. Nothing contained herein shall limit either party's right to any remedies at law, including the recovery of damages from the other party for breach of this Agreement.

    13.14. THIS AGREEMENT CONTROLS. Notwithstanding the content of any purchase order, sale order, sale confirmation or any other document relating to the subject matter of this Agreement, this Agreement shall take precedence over any such


TRADEX Software License Agreement v.2.0   5
Confidential
document, and any conflicting, inconsistent, or additional terms contained therein shall be null and void.

    13.15. NO THIRD PARTY BENEFICIARY RIGHTS. Except for the parties set forth in Section 7.3, no provision of this Agreement is amended or shall be construed to provide or create any third party beneficiary right or any other right of any kind in any Third Party End User or any client, customer, affiliate, insurer, lender, shareholder, partner, officer, director, employee or agent of any party hereto, or in any other person.


------------------------------------------------------------------------------
TRADEX Software License Agreement V.2.0    6
Confidential

IN WITNESS WHEREOF, the undersigned have executed this Agreement by and through their respective duly authorized representatives as of the Effective Date.


TRADEX TECHNOLOGIES, INC.                  LICENSEE:
                                           -------------------------------------


By:  /s/ [ILLEGIBLE]                       By:  /s/ Robert A. Hammond
   ------------------------------------       ---------------------------------
Title:  Vice President                     Title:  President
      ---------------------------------          ------------------------------
Address:  501 E. Kennedy Blvd Ste 600      Address:  7171 N. Federal Hwy.
        -------------------------------            ----------------------------
             Tampa, FL  33602                        Boca Raton, Florida
        -------------------------------            ----------------------------
Telephone:  813-349-7464                   Telephone:  (561) 443-3302
          -----------------------------              --------------------------
Facsimile:  813-222-5658                   Facsimile:
          -----------------------------              --------------------------

-------------------------------------------------------------------------------
TRADEX Software License Agreement V.2.0    7
Confidential

                                   SCHEDULE A

                        APPROVED MARKET AND PAYMENT TERMS

                            (ANNUAL FIXED FEE MODEL)


A.    APPROVED MARKET

1. A "Vertical Market" is defined in the terms of: (i) the segmented industry areas categorized by the North American Industrial Classification System (NAICS) code structure (http://www.census.gov/cpcd/naics/naicscod.txt), and (ii) the NAICS category of goods and services within a particular industry area. Each NAICS category of goods and services within a particular industry area constitute a separate Vertical Market. With the exception of the Manufacturing Sector (NAICS 31-33), the fist two digits of each six-digit NAICS code (NAICS Sector) will correspond to a separate Vertical Market. With respect to goods contained within the Manufacturing Sector, the first three digits of each six-digit NAICS code (NAICS Subsector) will correspond with a separate Vertical Market (see table below for illustration).

                  NAICS        NAICS     DESCRIPTION
                  LEVEL        CODE
                  Sector       31-33     Manufacturing
                  Subsector    334       Computer and electronic
                                         product

      In order to account for the possibility of incidental overlap from one Vertical Market to another Vertical Market, a Vertical Market will remain as a single Vertical Market so long as: (i) ninety (90) percent of the overall goods and services contained within the Vertical Market corresponds to the specified NAICS Sector (or a particular NAICS Subsector in the case of the Manufacturing Sector), and (ii) the balance of the products and services rationally relate to the goods and/or services contained in the NAICS Sector or Subsector making up the particular Vertical Market.

2. Licensee's Approved Market shall be the Aerospace Industry Vertical Market which consists of the categories of goods and services contained within NAICS Code 3364.


B. SOFTWARE, LICENSE FEE, ANNUAL FIXED FEES, MAINTENANCE AND SUPPORT FEES, FAST TRACK IMPLEMENTATION FEES

      1.      SOFTWARE DESCRIPTION

      Commerce Center 6.01.1


      2.      LICENSE FEE

      US $675,000 non-refundable License Fee due immediately upon execution of the Agreement;


      3.      ANNUAL LICENSE FEE

      In addition to the License Fees specified above, Licensee shall, on January 1, 2001, and on January 1st of each thereafter, in which the Agreement is in effect, make an annual payment to TRADEX in the amount of $250,000 ("Annual License Fee") for the Approved Market.

4.    MAINTENANCE AND SUPPORT PLAN

Gold Support and Maintenance - See Schedule D.

5.    MAINTENANCE AND SUPPORT FEE

Annual non-refundable prepayment of $100,000 for each year of Maintenance and Support (based on the Effective Date) for the Approved Market, subject to the terms and conditions set forth in Schedule D. Licensee shall make payment for the initial year Maintenance and Support period in the amount of US $100,000 in accordance with the following schedule:

-     $33,333 on or before February 14, 2000
-     $33,333 on or before March 13, 2000
-     $33,334 on or before April 10, 2000

6.    FAST TRACK IMPLEMENTATION SERVICES FEES

Licensee shall make payment of $225,000 as a non-refundable payment for the Fast Track Implementation Services set forth in Exhibit 1 to Schedule E in accordance with the following schedule:

-     $75,000 on or before February 14, 2000
-     $75,000 on or before March 13, 2000
-     $75,000 on or before April 10, 2000

                                  SCHEDULE B
                        THIRD PARTY END USER AGREEMENT
                              TERMS AND CONDITIONS


TRADEX TECHNOLOGIES, INC.'S SOFTWARE IS COPYRIGHTED AND LICENSED (NOT SOLD), LICENSEE DOES NOT SELL OR TRANSFER TITLE TO THE SOFTWARE TO YOU. YOUR LICENSE OF THE USER INTERFACE TO THE SOFTWARE WILL NOT COMMENCE UNTIL YOU HAVE EXECUTED THIS AGREEMENT AND AN AUTHORIZED REPRESENTATIVE OF LICENSEE HAS RECEIVED, APPROVED, AND EXECUTED A COPY OF IT AS EXECUTED BY YOU OR CLICK WRAP ACCEPTANCE, AS THE CASE MAY BE.

1. Licensee grants you a nontransferable, nonexclusive license to download a Java Applet or dHTML ("User Interface") into your browser and use the User Interface to the Software for the purpose of purchasing and selling goods and services only subject to the following terms and conditions.

2. TRADEX Technologies, Inc. shall have sole and exclusive ownership of all right, title, and interest in and to the Software and all modifications and enhancements thereof (including ownership of all trade secrets and copyrights pertaining thereto), subject only to the rights and privileges expressly granted to you herein by Licensee. This Agreement does not provide you with title or ownership of the Software, but only a right of limited use of the User Interface.

3. You may not use, copy, modify, or distribute the User Interface (electronically or otherwise), or any copy, adaptation, transcription, or merged portion thereof. You may not reverse assemble, reverse compile, or otherwise translate the User Interface. No service bureau work, multiple-user license, or time-sharing arrangement is permitted. You may not install the User Interface in any other computer system or use it at any other location without Licensee's express authorization obtained in advance. If you use, copy, or modify the User Interface or if you transfer possession of any copy, adaptation, transcription, or merged portion of the User Interface to any other party in any way not expressly authorized by Licensee, your license is automatically terminated. Licensee may terminate your limited license under this Agreement at any time without further obligation.

4. Warranty: LICENSEE AND TRADEX TECHNOLOGIES, INC. PROVIDE NO WARRANTIES TO THIRD PARTY END USERS WITH RESPECT TO THE SOFTWARE OR THE TRANSACTIONS PERFORMED HEREUNDER. LICENSEE AND TRADEX TECHNOLOGIES, INC. EXPRESSLY DISCLAIM THE IMPLIED WARRANTIES OF MERCHANTABILITY, NONINFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE.

5. Limitation of Liability: LICENSEE AND TRADEX TECHNOLOGIES, INC. SHALL NOT BE LIABLE FOR ANY LOSS OF BUSINESS, LOSS OF USE OR OF DATA, INTERRUPTION OF BUSINESS, LOST PROFITS OR GOODWILL, OR OTHER INDIRECT, SPECIAL, INCIDENTAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES OF ANY KIND ARISING OUT OF THIS AGREEMENT, EVEN IF LICENSEE OR TRADEX TECHNOLOGIES, INC. HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS, AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. THIS EXCLUSION INCLUDES ANY LIABILITY THAT MAY ARISE OUT OF THIRD-PARTY CLAIMS AGAINST THIRD PARTY END USERS.

6. Indemnity: Third Party End User shall indemnify, defend, and hold harmless Licensee, TRADEX Technologies and their employees, agents, successors, officers, and assigns, from any suits, losses, claims, demands, liabilities, costs and expenses (including attorney and accounting fees) that Licensee or TRADEX Technologies, Inc. may sustain or incur arising from (a) the Third Party End User's use of the Software, (b) the Third Party End User's failure to comply with any applicable laws and regulations (including without limitation those regarding the export of products or technology abroad) or to obtain any licenses or approvals from the appropriate government agencies necessary to purchase or sell the subject goods and services, or (c) the Third Party End User's breach of any of its obligations set forth in the Agreement; provided, that Licensee and/or TRADEX Technologies, Inc. provides Third Party End User with: (i) prompt written notice of such claim; (ii) control over the defense and settlement of such claim; and
      (iii) proper and full information and assistance at Third Party End User's expense to settle and/or defend any such claim. Notwithstanding the foregoing, Third Party End User shall not settle any such claim, suit or proceeding without the written consent of Licensee and TRADEX Technologies, Inc., which shall not be unreasonably withheld.

7. No Third Party Beneficiary Rights: The Software used by Licensee to facilitate business transactions by Third Party End User is supplied by TRADEX pursuant to a separate License Agreement. All rights granted pursuant to such License Agreement shall be for the sole and exclusive benefit of TRADEX Technologies, Inc. and Licensee. Third Party End User shall not be treated as a direct, indirect, intended or incidental third party beneficiary of such License Agreement, nor shall any other person or entity have any legal or equitable right, remedy or claim under or in respect of the License Agreement.

                                  SCHEDULE C



The dimensions for the "Powered by TRADEX" logo shall be the following:

Width:  120 pixels
Height: 48 pixels

-  The graphic should support 256 colors.
-  Preferred graphic format: .gif



                                  [GRAPHIC]

                                   SCHEDULE D

                       GOLD MAINTENANCE AND SUPPORT PLAN


1. DEFINITIONS. In addition to the other terms defined elsewhere in the Agreement, the following terms shall have the following meanings:

(a) "Critical" shall mean a verifiable, reproducible condition that causes the Software to halt, causing substantially reduced performance/throughput, or substantially inhibits execution of an existing vital process.

(b) "Error" shall mean a failure of the Software to perform in material conformance with the applicable Documentation.

(c) "Response" shall mean that TRADEX begins working on resolution of the Error.

(d) "Serious" shall mean a verifiable, reproducible condition that causes an initial degradation in performance/throughput, and creates a high risk condition leading to reduced Software performance or loss of a vital process.

2. GOLD SUPPORT: Gold Support shall entitle Licensee to the Support Services set forth below. TRADEX will use commercially reasonable efforts to correct any Critical or Serious Errors.

3. 8 X 5 SUPPORT. When requiring Support Services at any time other than normal working hours 9 a.m. to 5 p.m. EST, Licensee should use the TRADEX support pager number of 1-888-914-1571 and leave a phone number where they can be contacted. During normal hours, Licensee should contact the TRADEX Help Desk to report all support issues. TRADEX Help Desk will be the contact point of Support Services for Licensee. TRADEX Help Desk associates will escalate any Support Services issues internally that cannot be resolved upon the initial call.

4. FIRST PRIORITY SERVER SUPPORT. TRADEX shall undertake commercially reasonable efforts to provide an Initial Response to Licensee within a reasonable period of time. Responses may be delivered by e-mail, fax and/or telephone. TRADEX may also request Licensee to provide additional information as part of the initial TRADEX Response.

5. ACCESS TO BETA SOFTWARE PRODUCTS. Subject to Licensee's execution of any beta license agreement that TRADEX may require, TRADEX will offer to Licensee any generally available beta versions of the Software (including major Upgrades). TRADEX reserves the right to charge its then-current hourly rate for professional services preformed at Licensee's request for installation, integration, data cut-over or other services to accomplish migration from one version/release to another. Licensee shall have the right to decline beta testing of new software products.

6. UPGRADES AND UPDATES. Subject to the terms of the Agreement, TRADEX will make Updates and Upgrades made generally available at no further cost during the periods in which Licensee is entitled to receive the Support Services. TRADEX reserves the right to charge additional License Fees for any Upgrades to existing Software which incorporate significant new features or functionality of the Software licensed from or contributed by third parties, as determined by TRADEX in its sole discretion. This provision shall not constitute a requirement that TRADEX develop or otherwise make available any Updates or Upgrades.

7. CONDITIONS OF SUPPORT: Licensee's right to obtain Support Services are conditioned on adherence to the following terms and conditions.

(a) Licensee shall provide a first line of support to its Users. Licensee shall assign internal support persons to act as Support Service liaisons ("Liaisons") with TRADEX. All Support Service calls from Licensee shall be directed through the Liaisons. Licensee may change its Liaisons, at no additional charge, by notifying TRADEX either via e-mail or fax of such change forty-eight (48) hours in advance.

(b) In the event an Error requiring technical support cannot be resolved by telephone, e-mail or facsimile in a reasonable time, Licensee and TRADEX will jointly develop and implement a resolution plan. This plan may require the payment of fees to TRADEX for off-plan man-hours and reimbursement of reasonable, documented travel expenses for TRADEX personnel involved.

(c) TRADEX shall not be liable for supporting problems or issues arising solely from system abnormalities or other software applications used in conjunction with or resident on the same computer hardware on which the TRADEX Software resides ("Equipment").

(d) TRADEX requires Licensee to segregate TRADEX software from other applications which Licensee may be supporting. This segregation should include but not be limited to establishing different instances of the database for each application and separating RAID array functionality.

(e) In the event that TRADEX, at the request of Licensee, provides support for a problem which is ultimately determined to have been a problem for which TRADEX is not liable for providing Support Services, then Licensee shall compensate TRADEX for time spent resolving the problem at TRADEX's then-current hourly rate for professional services.

(f) TRADEX's obligation to provide Support Services shall not apply to Software that was released more than one year before the then most current Upgrade of the Software, unless the version number of the installed Software is within one decimal versions of the then most current Upgrade of the Software.

(g) Licensee agrees to promptly notify TRADEX of the change of location of the equipment upon which any of the Software covered by this Agreement resides. TRADEX reserves the right to adjust the monthly charges if the move is likely to materially change the cost of providing Support Services hereunder.

(h)   TRADEX will not be under any obligation to provide Support Services:
(i) for any modifications, extensions or customizations to the Software not performed or provided by TRADEX, (ii) if the Software is used in violation of the Agreement or most current Documentation, or (ii) if the equipment on which the Software resides ("Equipment") contains application software not provided, authorized or recommended by TRADEX.

(i) In no event is TRADEX required to provide Support Services due to: (i) causes beyond TRADEX's reasonable control, or (ii) the acts or omissions of Licensee or other third parties.

(j) Licensee will give TRADEX Access (defined below) to a server outside of Licensee's environment which is running an exact copy of the current Software running within Licensee's environment. "Access" means remote access including but not limited to a browser log-on with all permissions, database root access via the database port and direct access to the web server to view any relevant Java code.

(k) TRADEX shall not be obligated to provide Support Services in the event of a discontinuation by Licensee of Support Services or gaps in the Support Services resulting from non-payment by Licensee.

(l)   Response times shall be measured in U.S. business hours.

8. SUPPORT FEES AND PAYMENT: TRADEX will provide Licensee the Support Services on fiscal year increments (based on the Effective Date). Licensee will pay the first year of Support Services as set forth in Schedule A to the Agreement. TRADEX will invoice Licensee for the next year's Support Services before the current Support period is scheduled to expire. Support Services shall terminate unless Licensee pays TRADEX's then-current fees within thirty
(30) days of the invoice date. Support Services Fees are based on the continuous contracting for support for the Software. Reinstatement of Support Services will be subject to TRADEX's then-current policies and applicable Fees regarding reinstatement. TRADEX reserves the right to modify its Support Service policies and Fees from time to time.

9. TERMINATION: Either party may terminate the Support Services if the other party commits a material breach of this Agreement and fails to remedy such breach within thirty (30) days after receipt of written notice of such breach.

10. LIMITATIONS: TRADEX'S SOLE LIABILITY AND LICENSEE'S SOLE REMEDY FOR ANY FAILURE OF TRADEX TO PROVIDE THE SUPPORT SERVICES AS REQUIRED HEREIN IS
(I) FOR TRADEX TO USE COMMERCIALLY REASONABLE EFFORTS TO FIX OR RESOLVE THE ERROR SO AS TO RESTORE THE SOFTWARE TO MATERIAL CONFORMANCE WITH THE APPLICABLE DOCUMENTATION, OR (II) FOR LICENSEE TO TERMINATE ITS RECEIPT OF SUPPORT SERVICES. IN ANY EVENT, TRADEX'S CUMULATIVE LIABILITY FOR ANY CLAIM RELATING IN ANY MANNER TO THE SUPPORT SERVICES, REGARDLESS OF THE TYPE OR NATURE OF THE ACTION, SHALL BE LIMITED TO LICENSEE'S DIRECT DAMAGES NOT EXCEEDING THE AMOUNT PAID TO TRADEX BY LICENSEE FOR SUCH DEFECTIVE SUPPORT SERVICES FOR THE SUBJECT ANNUAL PERIOD. IN NO EVENT SHALL TRADEX BE LIABLE FOR ANY LOSS OF USE, DATA OR PROFITS OR INDIRECT, SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, WHETHER IN AN ACTION IN CONTRACT, TORT OR OTHERWISE, EVEN IF TRADEX HAS BEEN SPECIFICALLY ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THERE ARE NO OTHER EXPRESS OR IMPLIED WARRANTIES, INCLUDING THOSE OF MERCHANTABILITY, ACCURACY OR FITNESS FOR A PARTICULAR PURPOSE, REGARDING THE SUPPORT SERVICES.

                                 SCHEDULE E

                       PROFESSIONAL SERVICES AGREEMENT


         THIS PROFESSIONAL SERVICES AGREEMENT is made and entered into as of the 3rd day of December, 1999, by and between TRADEX TECHNOLOGIES, INC., a Delaware corporation (hereinafter referred to as "TRADEX") with a place of business at 501 East Kennedy Blvd., Suite 600, Tampa, Florida 33602, and PartsBase.com, (hereinafter referred to as "Customer") with its principal place of business at Boca Raton, Florida.

In consideration of the mutual terms, conditions and covenants hereinafter set forth, Customer and TRADEX agree as follows:

1. The Customer hereby retains TRADEX as an independent contractor to perform implementation, integration and customizations services as set forth in Exhibit A, as may be amended from time to time, and TRADEX hereby accepts such engagement.

2. The term of this Agreement shall commence when this Agreement is signed by an authorized representative of TRADEX.

3. Customer shall pay to TRADEX and TRADEX shall accept from the Customer as compensation for all services to be provided pursuant to this Agreement ("Services") the hourly rates outlined in Exhibit A. In addition, Customer shall promptly reimburse TRADEX for all reasonable expenses incurred by TRADEX in providing services to Customer, including but not limited to reasonable travel time, transportation, lodging, meal expenses and related costs incurred by TRADEX. Reimbursements shall be paid by Customer to TRADEX upon Customer's receipt of invoice from TRADEX.

4. TRADEX shall provide to Customer the Services in accordance with the delivery dates, if any, set forth in Exhibit A.

5. Any software code created by TRADEX under this Agreement shall be owned by TRADEX. Customer hereby assigns to TRADEX all right, title and interest, including any copyright that it may have in any products developed by TRADEX pursuant to this Agreement. Customer's right to use software developed by TRADEX shall be governed by the Software License Agreement between the Customer and TRADEX (the "License Agreement"). Any product created by TRADEX pursuant to this Agreement will remain the property of TRADEX, and TRADEX retains the right to use and demonstrate such products for prospective clients of TRADEX. Customer shall not license or otherwise convey any portion of any product developed by TRADEX in any form unless expressly agreed to in writing in advance by TRADEX.

6. Customer shall not disclose, copy or transfer any trade secrets, products, customized software or other confidential information owned by TRADEX without prior written permission from TRADEX.

7. TRADEX is an independent contractor and nothing contained in this Agreement shall be deemed or interpreted to constitute TRADEX or Customer as a partner, agent or employee of each other, nor shall either party have any authority to bind the other. During the term of this Agreement and for one year thereafter, neither party shall solicit the other party's employees.

8. The License Agreement and this Agreement state the entire agreement and understanding between the parties relating to the subject matter of this Agreement. This Agreement and the License Agreement supersede all other prior agreements, oral or written, between the parties relating to their subject matter and are intended as a complete and exclusive statement of the agreement between the parties. Customer represents that it has not relied upon any representations which are not contained in this Agreement as an inducement to enter into this Agreement. No change or modification of this Agreement shall be valid unless the same be is writing, refers to this paragraph, and is signed by the parties. In the event of any conflict between this Agreement and the License Agreement, the terms of this Agreement shall prevail with regard to the services performed under this Agreement.

9. TRADEX does not warrant that the Services provided pursuant to this Agreement will meet Customer's requirements or that the Services performed will be error-free. TRADEX warrants that, during the first thirty (30) days following delivery of any such software, the Services delivered by TRADEX, will perform substantially in accordance with any documentation provided which give instructions regarding the Services, as updated from time to time, and which are identified by TRADEX on their face as "Documentation." TRADEX shall not be liable for claims under the foregoing warranty if Customer fails to provide written notice of such claim prior to expiration of the warranty. TRADEX's sole obligation and liability under this paragraph 9 shall be to replace or correct the Services or, at the option of TRADEX, to refund the license fee for the Services upon return or destruction of the software portion of the Services and its associated documentation and all copies thereof.

TRADEX warrants the magnetic media on which software portion of the Services is furnished to Customer to be free of defects in materials for a period of thirty (30) days from the date of shipment to Customer. TRADEX's entire liability under this paragraph 9 shall be the replacement of any media found to be defective in materials.

THERE ARE NO OTHER WARRANTIES, EXPRESS OR IMPLIED. TRADEX DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

ANY MODIFICATION OF SERVICES FURNISHED BY TRADEX BY ANY PERSON OTHER THAN TRADEX OR ANY USE OF THE SERVICES WITH INFRINGING SOFTWARE OR DATA WILL VOID TRADEX'S DUTIES UNDER the warranty provisions hereof. TRADEX is not liable for any damage caused by running TRADEX developed software on other than the recommended hardware configuration as described in Schedule B.

10. TRADEX's liability to Customer for any breach of the warranties in paragraph 9 hereof will be limited to the remedies specified therein. IN ANY EVENT, ANY CLAIM CONCERNING PERFORMANCE OR NON-PERFORMANCE OF TRADEX PURSUANT TO, OR IN ANY WAY RELATED TO, THE SUBJECT MATTER OF THIS AGREEMENT SHALL BE LIMITED TO COMPANY'S DIRECT DAMAGES NOT EXCEEDING THE AMOUNT PAID TO TRADEX BY COMPANY HEREUNDER FOR THE SERVICES. IN NO EVENT SHALL TRADEX BE LIABLE FOR ANY LOSS OF USE, DATA OR PROFITS OR INDIRECT, SPECIAL, EXEMPLARY, OR CONSEQUENTIAL DAMAGES, WHETHER IN AN ACTION IN CONTRACT OR TORT, EVEN IF TRADEX HAS BEEN SPECIFICALLY ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. NO ACTION, REGARDLESS OF FORM, ARISING OUT OF THE TRANSACTIONS UNDER THIS AGREEMENT MAY BE BROUGHT BY CUSTOMER MORE THAN ONE (1) YEAR AFTER THE CAUSE OF ACTION HAS ACCRUED.

11. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia. The solo and exclusive jurisdiction and venue for any dispute arising from this Agreement or related to its subject matter shall be in the State of Georgia. The prevailing party in any dispute between the parties shall recover its reasonable attorneys' fees and costs from the non-prevailing party.

12. All notices required or permitted to be given hereunder shall be in writing and shall be delivered personally or by Certified or Registered Mail - Return Receipt Requested, postage prepaid, addressed to the party's last know address.

Customer address:


Attention:

Robert A. Hammond, CEO
PartsBase.com
7171 N. Federal Highway
Boca Raton, FL 33487

TRADEX address:

Attention:

Vice President of Consulting Services
TRADEX Technologies, Inc.
501 East Kennedy Blvd., Suite 600
Tampa, Florida 33602

13. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity and shall not invalidate the remainder of such provision or the remaining provisions of this Agreement which shall continue in full force and effect.

14. This Agreement may be executed in more than one counterpart and each such counterpart shall be deemed to be an original.

15. This Agreement, including all attached Exhibits and Schedules, constitute the entire agreement and understanding between the parties in reference to its subject matter and any and all previous agreements, discussions, promises, representations, and understandings between the parties relative thereto are merged herein and superseded hereby. Customer represents that it has not relied upon any representation of TRADEX in entering into this Agreement, which is not expressly set forth in this written Agreement. Customer represents to TRADEX that any representation made by TRADEX to Customer which is not set forth herein is not material to Customer.

16. This Agreement does not create and shall not be construed as creating any relationship of agency, partnership, or employment between the parties. The parties enter this Agreement as, and shall remain, independent parties and independent contractors. Except as otherwise provided in this Agreement, no party shall have the right or authority to assume, create, or enlarge any obligation or commitment on behalf of any other, and shall not represent itself as having the authority to bind any other in any manner.

17. Except as otherwise limited herein, the rights and remedies of the parties set forth in this Agreement are cumulative and are in addition to all other rights and remedies (whether civil, criminal, equitable, or otherwise) which they may have in law or in equity.

18. The parties hereby agree to opt out of the application of the United Nations Convention for the International Sale of Goods to this transaction.

19. Neither party to this Agreement shall be liable to the other party for any delays in the performance of its obligations or duties due to acts of God, strikes, transportation delays, fires, floods, riots, political uprisings or revolutions, labor disputes, freight embargoes, shortage of labor, inability to secure fuel or power at reasonable prices or on account of shortages thereof, laws or acts of any Federal, state or local government affecting the Software or the conduct of the parties, including export licensing restrictions or other export restrictions, or any other such causes beyond such party's reasonable control, except in no event shall this paragraph apply to any payments due to TRADEX hereunder.

20. Customer shall not have the right to assign or otherwise transfer its rights or obligations under this Agreement without TRADEX's prior written consent,

TRADEX TECHNOLOGIES, INC.



By:  /s/ [ILLEGIBLE]
   -----------------------------------------

Title:
      --------------------------------------
Address:
        ------------------------------------

        ------------------------------------

Telephone:
          ----------------------------------

Facsimile:
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LICENSEE:



By:  /s/ [ILLEGIBLE]
   -----------------------------------------

Title: President
      --------------------------------------
Address:   7171 N. Federal Hwy
        ------------------------------------
           Boca Raton, Florida
        ------------------------------------

Telephone:  (561) 443-3302
          ----------------------------------

Facsimile:
          ----------------------------------

                                   EXHIBIT 1

            STATEMENT OF WORK FOR FAST TRACK IMPLEMENTATION SERVICES

DESCRIPTION OF SERVICES TO BE PERFORMED:

The following activities and deliverables are referenced from the E-ComSIM document:

ACTIVITIES

CONDUCT PRODUCT INFORMATION SESSIONS TO USERS

CONDUCT A SCOPING AND JAD SESSION TO GATHER INITIAL SPECIFICATIONS

a)  Develop a Customer Profile (PSA-Profile)

b)  Create a Project Description (SIM-100)

c)  Develop Meeting Agendas (SIM-210)

d)  Generate an Initial Requirements Definition (SIM-125)

PERFORM INITIAL GAP ANALYSIS
a) UPDATE Requirements Definition

PRODUCE SPECIFICATION DOCUMENTS AND STATEMENTS OF WORK (SOW) FOR IDENTIFIED CUSTOMIZATIONS WITH ASSOCIATED COSTS AND TIMELINES

a) Refine the Requirements Definition (SIM-125)

b) Create Use Case Flows (SIM-420)

c) Update the Project Workplan (SIM-225)

d) Generate Statements of Work (SIM-SOW)

PROVIDE CONSULTING IN THE AREA OF TECHNICAL ARCHITECTURE DEVELOPMENT

PRODUCE PRO-INSTALLATION SPECIFICATION DOCUMENTS RELATED TO NETWORK TOPOLOGY, HARDWARE, ENVIRONMENT AND INFRASTRUCTURE

a) Complete Pre-Installation Questionnaire (PSA-Checklist)

AGGREGATE/IMPORT 2 SUPPLIER CATALOGS

TRAIN KEY USERS ON CONTENT MANAGEMENT PROCESSES

PERFORM THE CORE INSTALLATION OF BASELINE PRODUCT

PERFORM THE INITIAL CONFIGURATION AS PER REQUIREMENTS

CONDUCT FORMAL USER TRAINING

PREPARE CUSTOMER SPECIFIC TRAINING MATERIALS AND CONTENT FOR A 2-3 DAY TRAINING SESSION

DELIVERABLES

SIM-100          PROJECT DESCRIPTION
                 Contains all high level information about the project as it relates to high level timeline expectations, project manager assigned and basic requirements such as the application being installed.

SIM-125          REQUIREMENTS DEFINITION

                 This is the main document containing all project related information. This includes hardware and software requirements as well as all development work to be performed based on functionality and feature requirements. Any and all project related requirements are contained in this document, including integration to any customer systems.

SIM-210          MEETING AGENDAS

                 This document is used as the controlling entity of the project meeting and all JAD sessions. Attendees and meeting objectives/items are listed on this document.

SIM-SOW          STATEMENTS OF WORK
                 This document is used for each customization requested and approved.

SIM-225          PROJECT WORKPLAN
                 This is the project workplan that defines the schedule of tasks being completed.

SIM-420          USE CASE SCENARIO
                 These documents contain information related to any one requirement. The requirement is spelled out in detail containing all screen prints as necessary. The task level requirement is a result of this document. The SIM 125 contains links to the Use Case documents. The document naming convention is "SIM-420_#". Each "#" will be incremented by "1" and linked to from within the SIM-125.

PSA_CHECK LIST   PRE-INSTALLATION CHECKLIST
                 This is used to ensure the customer location adheres to the basic requirements of the TRADE'ex application.

PSA_PROFILE      CUSTOMER PROFILE
                 This document contains all customer related information as it relates to existing hardware systems, platforms, desktop machines, browsers and all other related information so that TRADE'ex can be prepared to resolve compatibility issues.

TERMS OF PAYMENT FOR FAST TRACK IMPLEMENTATION SERVICES

     In addition to the required prepayment, Customer shall promptly reimburse TRADEX for all reasonable expenses incurred by TRADEX in providing services to Customer, including but not limited to reasonable travel time, transportation, lodging, meal expenses and related costs incurred by TRADEX. Additional professional services outside of the scope of the Fast Track methodology will be on a time and materials basis. The rates for any such additional professional services shall be based on TRADEX's then prevailing hourly rates for professional services. TRADEX's current professional services rates are set forth below in the Professional Services Rate Schedule.

                      PROFESSIONAL SERVICES RATE SCHEDULE

                  Manager Level Resources           $275 Hour
                  Technical Resources               $225 Hour
                  Training                          $2,950 Day